Hamilton Reports 2026 Second Quarter Results
Net Income of $144 million; Annualized Return on Average Equity of 21%
Operating Income of $158 million; Annualized Operating Return on Average Equity of 23%

PEMBROKE, Bermuda, August 6, 2026 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or the “Company”) today announced financial results for the second quarter ended June 30, 2026.

Commenting on the results, Pina Albo, CEO of Hamilton, said:

“Hamilton delivered another quarter of strong results, with net income of $144 million, a 21% annualized return on average equity, a 95% combined ratio, and strong investment income. Gross premiums written increased 17%, reflecting our continued focus on margin quality, thoughtful risk selection, and long-term value creation.

I am proud of our team’s continued execution as we navigate a market that requires and rewards strong broker and client relationships and disciplined underwriting.”

Leadership Update
The Board of Directors of Hamilton are delighted to announce an amendment to the employment agreement of its Chief Executive Officer, Pina Albo, extending her employment term through December 31, 2029, after which her employment term will continue to renew automatically for successive one-year periods. David A. Brown, Chairman of Hamilton's Board of Directors, said: "Under Pina's leadership, Hamilton has built a differentiated platform and delivered strong performance. Extending her employment term reflects the Board's confidence in her exceptional leadership and our commitment to executing the Company's long-term strategy for the benefit of our shareholders.”

Consolidated Highlights – Second Quarter
•Net income of $143.8 million, or $1.42 per diluted share and operating income of $158.2 million, or $1.56 per diluted share;
•Annualized return on average equity of 20.6% and annualized operating return on average equity of 22.7%;
•Gross premiums written of $831.0 million, an increase of 16.7% compared to the second quarter of 2025;
•Net premiums earned of $586.0 million, an increase of 14.6% compared to the second quarter of 2025;
•Combined ratio of 95.0%;
•Underwriting income of $29.1 million;
•Net investment income of $141.3 million, comprised of Two Sigma Hamilton Fund returns of $115.5 million, and fixed income, short term and cash and cash equivalents returns of $25.8 million; and
•Repurchased common shares of $22.1 million in the second quarter of 2026.

Consolidated Highlights – Year to Date
•Net income of $277.3 million, or $2.73 per diluted share and operating income of $324.9 million, or $3.20 per diluted share;
•Annualized return on average equity of 19.6% and annualized operating return on average equity of 22.9%;
•Gross premiums written of $1.8 billion, an increase of 13.9% compared to the same period in 2025;
•Net premiums earned of $1.2 billion, an increase of 14.5% compared to the same period in 2025;
•Combined ratio of 92.5%;
•Underwriting income of $86.7 million;
•Net investment income of $234.9 million, comprised of Two Sigma Hamilton Fund returns of $208.5 million, and fixed income, short term and cash and cash equivalents returns of $26.4 million;

•On February 18, 2026, the Company’s Board of Directors declared a special dividend of $2.00 per share, or $205.8 million. The dividend was paid on March 30, 2026, to common shareholders of record as of March 6, 2026;
•Book value per share of $28.91, an increase of 1.4% compared to December 31, 2025;
•Book value per common share plus accumulated dividends of $30.91, an increase of 8.5% compared to December 31, 2025; and
•Repurchased common shares of $41.8 million in 2026.

Consolidated Results – Second Quarter

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	June 30, 2026	June 30, 2025	Change
Gross premiums written	$831,041	$712,026	$119,015
Net premiums written	621,695	556,314	65,381
Net premiums earned	586,007	511,163	74,844
Underwriting income (loss)	$29,112	$67,459	$(38,347)
Combined ratio	95.0%	86.8%	8.2 pts

Net income (loss) attributable to common shareholders	$143,782	$187,415	$(43,633)
Income (loss) per share attributable to common shareholders - diluted	$1.42	$1.79
Book value per common share	$28.91	$25.55
Accumulated dividends	$2.00	$—
Book value per common share plus accumulated dividends	$30.91	$25.55

Return on average common equity - annualized	20.6%	30.2%

	For the Three Months Ended
Key Ratios	June 30, 2026	June 30, 2025	Change
Attritional loss ratio - current year	53.3%	53.0%	0.3	pts
Attritional loss ratio - prior year	(0.1%)	(0.5%)	0.4	pts
Catastrophe loss ratio - current year	7.8%	1.9%	5.9	pts
Catastrophe loss ratio - prior year	0.7%	(1.6%)	2.3	pts
Loss and loss adjustment expense ratio	61.7%	52.8%	8.9	pts
Acquisition cost ratio	24.8%	24.0%	0.8	pts
Other underwriting expense ratio	8.5%	10.0%	(1.5	pts)
Combined ratio	95.0%	86.8%	8.2	pts

•Gross premiums written increased by $119.0 million, or 16.7%, to $831.0 million with an increase of $75.3 million, or 21.8%, in the International Segment, and $43.7 million, or 11.9%, in the Bermuda Segment.
•Net premiums written increased by $65.4 million, or 11.8%, to $621.7 million with an increase of $64.8 million, or 25.1%, in the International Segment, and an increase of $0.6 million, or 0.2%, in the Bermuda Segment.
•Net premiums earned increased by $74.8 million, or 14.6%, to $586.0 million with an increase of $49.4 million, or 19.5%, in the International Segment, and $25.4 million, or 9.9%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 53.3%. The increase of 0.3 points was primarily driven by a change in business mix, including an increase in casualty reinsurance business.
•Net favorable attritional prior year reserve development, net of reinsurance, was $0.8 million, primarily driven by favorable development in specialty and property classes, partially offset by unfavorable development in certain casualty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $49.9 million, primarily driven by the Middle East conflict ($45.7 million) and unfavorable prior year development ($4.2 million).
•The acquisition cost ratio increased by 0.8 points compared to the same period in 2025, primarily driven by a change in business mix.

•The other underwriting expense ratio decreased by 1.5 points compared to the same period in 2025, primarily driven by Bermuda substance-based tax credits and an increase in net premiums earned.

International Segment Underwriting Results – Second Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	June 30, 2026	June 30, 2025	Change
Gross premiums written	$420,073	$344,799	$75,274
Net premiums written	322,843	258,089	64,754
Net premiums earned	302,623	253,209	49,414
Underwriting income (loss)	$9,124	$27,118	$(17,994)

Key Ratios
Attritional loss ratio - current year	51.1%	51.9%	(0.8	pts)
Attritional loss ratio - prior year	(4.6%)	(3.0%)	(1.6	pts)
Catastrophe loss ratio - current year	11.1%	0.6%	10.5	pts
Catastrophe loss ratio - prior year	0.0%	(0.2%)	0.2	pts
Loss and loss adjustment expense ratio	57.6%	49.3%	8.3	pts
Acquisition cost ratio	26.5%	25.9%	0.6	pts
Other underwriting expense ratio	12.9%	14.1%	(1.2	pts)
Combined ratio	97.0%	89.3%	7.7	pts

•Gross premiums written increased by $75.3 million, or 21.8%, to $420.1 million, primarily driven by growth in both new and existing business in casualty and specialty insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 51.1%. The decrease of 0.8 points was primarily driven by the absence of large losses in the current quarter.
•Net favorable attritional prior year reserve development, net of reinsurance, was $13.8 million, primarily driven by favorable development in specialty, property and casualty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $33.6 million, driven by the Middle East conflict.
•The acquisition cost ratio increased by 0.6 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 1.2 points compared to the same period in 2025, primarily driven by growth in the premium base.

Bermuda Segment Underwriting Results – Second Quarter

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	June 30, 2026	June 30, 2025	Change
Gross premiums written	$410,968	$367,227	$43,741
Net premiums written	298,852	298,225	627
Net premiums earned	283,384	257,954	25,430
Underwriting income (loss)	$19,988	$40,341	$(20,353)

Key Ratios
Attritional loss ratio - current year	55.7%	54.2%	1.5	pts
Attritional loss ratio - prior year	4.6%	2.0%	2.6	pts
Catastrophe loss ratio - current year	4.3%	3.2%	1.1	pts
Catastrophe loss ratio - prior year	1.5%	(3.1%)	4.6	pts
Loss and loss adjustment expense ratio	66.1%	56.3%	9.8	pts
Acquisition cost ratio	23.0%	22.1%	0.9	pts
Other underwriting expense ratio	3.9%	5.9%	(2.0	pts)
Combined ratio	93.0%	84.3%	8.7	pts

•Gross premiums written increased by $43.7 million, or 11.9%, to $411.0 million, primarily driven by growth in both new and existing business in casualty and specialty reinsurance classes, partially offset by a decrease in property reinsurance and insurance classes, primarily as a result of pressure on rates.
•The attritional loss ratio (current year), net of reinsurance, was 55.7%. The increase of 1.5 points was primarily driven by a change in business mix, including an increase in casualty reinsurance business.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $13.0 million, primarily driven by unfavorable development on certain casualty classes, partially offset by favorable development in property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $16.2 million, primarily driven by the Middle East conflict ($12.0 million) and unfavorable prior year development ($4.2 million).
•The acquisition cost ratio increased by 0.9 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 2.0 points compared to the same period in 2025, primarily driven by Bermuda substance-based tax credits, increased performance based management fees, which offset the other underwriting expense ratio and an increase in net premiums earned.

Consolidated Results – Year to Date

	For the Six Months Ended
($ in thousands, except for per share amounts and percentages)	June 30, 2026	June 30, 2025	Change
Gross premiums written	$1,771,152	$1,555,332	$215,820
Net premiums written	1,275,355	1,160,189	115,166
Net premiums earned	1,156,522	1,010,091	146,431
Underwriting income (loss)	$86,695	$9,199	$77,496
Combined ratio	92.5%	99.1%	(6.6 pts)

Net income (loss) attributable to common shareholders	$277,320	$268,288	$9,032
Income (loss) per share attributable to common shareholders - diluted	$2.73	$2.56
Book value per common share	$28.91	$25.55
Accumulated dividends	$2.00	$—
Book value per common share plus accumulated dividends	30.91	25.55
Change in book value per common share plus accumulated dividends	8.5%	11.3%

Return on average common equity - annualized	19.6%	22.0%

	For the Six Months Ended
Key Ratios	June 30, 2026	June 30, 2025	Change
Attritional loss ratio - current year	53.9%	52.5%	1.4	pts
Attritional loss ratio - prior year	1.1%	(1.7%)	2.8	pts
Catastrophe loss ratio - current year	4.0%	16.8%	(12.8	pts)
Catastrophe loss ratio - prior year	0.3%	(1.7%)	2.0	pts
Loss and loss adjustment expense ratio	59.3%	65.9%	(6.6	pts)
Acquisition cost ratio	25.1%	23.7%	1.4	pts
Other underwriting expense ratio	8.1%	9.5%	(1.4	pts)
Combined ratio	92.5%	99.1%	(6.6	pts)

•Gross premiums written increased by $215.8 million, or 13.9%, to $1.8 billion, with an increase of $148.2 million, or 20.7%, in the International Segment, and $67.6 million, or 8.0%, in the Bermuda Segment.
•Net premiums written increased by $115.2 million, or 9.9%, to $1.3 billion, with an increase of $123.2 million, or 25.3%, in the International Segment, and a decrease of $8.1 million, or 1.2%, in the Bermuda Segment.
•Net premiums earned increased by $146.4 million, or 14.5%, to $1.2 billion, with an increase of $99.6 million, or 20.2%, in the International Segment, and $46.8 million, or 9.1%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 53.9%. The increase of 1.4 points was primarily driven by a change in business mix, including more casualty reinsurance and specialty insurance business.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $13.1 million, primarily driven by additional loss information in relation to the Baltimore Bridge collapse and unfavorable development in certain casualty classes, partially offset by favorable development in specialty and property classes.

•Catastrophe losses (current and prior year), net of reinsurance, were $49.9 million, primarily driven by the Middle East conflict ($45.7 million) and unfavorable prior year development ($4.2 million).
•The acquisition cost ratio increased by 1.4 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 1.4 points compared to the same period in 2025, primarily driven by Bermuda substance-based tax credits and an increase in net premiums earned.

International Segment Underwriting Results – Year to Date

International Segment	For the Six Months Ended
($ in thousands, except for percentages)	June 30, 2026	June 30, 2025	Change
Gross premiums written	$862,982	$714,757	$148,225
Net premiums written	610,280	487,063	123,217
Net premiums earned	593,414	493,775	99,639
Underwriting income (loss)	$16,104	$27,931	$(11,827)

Key Ratios
Attritional loss ratio - current year	53.0%	52.0%	1.0	pts
Attritional loss ratio - prior year	(1.7%)	(3.3%)	1.6	pts
Catastrophe loss ratio - current year	5.7%	6.2%	(0.5	pts)
Catastrophe loss ratio - prior year	0.0%	(0.1%)	0.1	pts
Loss and loss adjustment expense ratio	57.0%	54.8%	2.2	pts
Acquisition cost ratio	27.2%	26.0%	1.2	pts
Other underwriting expense ratio	13.1%	13.6%	(0.5	pts)
Combined ratio	97.3%	94.4%	2.9	pts

•Gross premiums written increased by $148.2 million, or 20.7%, to $863.0 million, primarily driven by growth in both new and existing business in casualty and specialty insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 53.0%, an increase of 1.0 point compared to the same period in 2025, primarily driven by a change in business mix, including more specialty insurance business.
•Net favorable attritional prior year reserve development, net of reinsurance, was $9.9 million, primarily driven by favorable development in specialty, property and casualty classes, partially offset by additional loss information in relation to the Baltimore Bridge collapse.
•Catastrophe losses (current and prior year), net of reinsurance, were $33.6 million, driven by the Middle East conflict.
•The acquisition cost ratio increased by 1.2 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 0.5 points compared to the same period in 2025.

Bermuda Segment Underwriting Results – Year to Date

Bermuda Segment	For the Six Months Ended
($ in thousands, except for percentages)	June 30, 2026	June 30, 2025	Change
Gross premiums written	$908,170	$840,575	$67,595
Net premiums written	665,075	673,126	(8,051)
Net premiums earned	563,108	516,316	46,792
Underwriting income (loss)	$70,591	$(18,732)	$89,323

Key Ratios
Attritional loss ratio - current year	54.9%	53.0%	1.9	pts
Attritional loss ratio - prior year	4.1%	(0.1%)	4.2	pts
Catastrophe loss ratio - current year	2.1%	26.9%	(24.8	pts)
Catastrophe loss ratio - prior year	0.7%	(3.3%)	4.0	pts
Loss and loss adjustment expense ratio	61.8%	76.5%	(14.7	pts)
Acquisition cost ratio	22.8%	21.5%	1.3	pts
Other underwriting expense ratio	2.8%	5.6%	(2.8	pts)
Combined ratio	87.4%	103.6%	(16.2	pts)

•Gross premiums written increased by $67.6 million, or 8.0%, to $908.2 million, primarily driven by growth in both new and existing business in casualty reinsurance classes, partially offset by a decrease in property reinsurance classes as a result of lower reinstatement premiums and pressure on rates.
•The attritional loss ratio (current year), net of reinsurance, was 54.9%. The increase of 1.9 points was primarily driven by a change in business mix, including an increase in casualty reinsurance business.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $23.0 million, primarily driven by additional loss information in relation to the Baltimore Bridge collapse and unfavorable development in certain casualty classes, partially offset by favorable development in property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $16.2 million, primarily driven by the Middle East conflict ($12.0 million) and unfavorable prior year development ($4.2 million).
•The acquisition cost ratio increased by 1.3 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 2.8 points compared to the same period in 2025, primarily driven by Bermuda substance-based tax credits, increased performance based management fees, which offset the other underwriting expense ratio, and an increase in net premiums earned.
Investments and Shareholders’ Equity as of June 30, 2026
•Total cash and invested assets of $6.1 billion compared to $5.9 billion at December 31, 2025.
•Total shareholders’ equity of $2.9 billion compared to $2.8 billion at December 31, 2025.
•Book value per share of $28.91 compared to $28.50 at December 31, 2025, an increase of 1.4%.
•Book value per share plus accumulated dividends, of $30.91 compared to $28.50 at December 31, 2025, an increase of 8.5%.

Conference Call Details and Additional Information
Conference Call Information

Hamilton will host a conference call to discuss its financial results on Friday, August 7, 2026, at 9:30 a.m. Eastern Time. A live, audio webcast of the conference call can be accessed through the Investors portal of the Company’s website at investors.hamiltongroup.com where a replay of the call will also be available.

For access to the webcast, please log in a few minutes in advance to complete any necessary registration.

Additional Information

In addition to the information provided in the Company's earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered specialty insurance and reinsurance company that underwrites risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Select and Hamilton Re, each with dedicated and experienced leadership, provide access to diversified and profitable business around the world.

For more information about Hamilton, visit our website at www.hamiltongroup.com or find us on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands, except share information)	June 30, 2026	December 31, 2025
Assets
Fixed maturity investments, at fair value (amortized cost 2026: $3,133,507; 2025: $3,210,940)	$3,114,054	$3,238,543
Short-term investments, at fair value (amortized cost 2026: $355,729; 2025: $200,052)	356,453	200,459
Investments in Two Sigma Funds, at fair value (cost 2026: $1,574,091; 2025: $1,355,563)	1,844,158	1,587,658
Total investments	5,314,665	5,026,660
Cash and cash equivalents	717,335	1,062,359
Restricted cash and cash equivalents	111,631	109,731
Premiums receivable	1,240,034	939,777
Paid losses recoverable	99,228	93,659
Deferred acquisition costs	294,669	257,203
Unpaid losses and loss adjustment expenses recoverable	1,463,936	1,375,857
Receivables for investments sold	185,133	58,029
Prepaid reinsurance	454,535	296,351
Intangible assets	83,163	86,624
Other assets	299,570	265,363
Total assets	$10,263,899	$9,571,613

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$4,783,094	$4,415,176
Unearned premiums	1,654,491	1,377,474
Reinsurance balances payable	491,148	296,400
Payables for investments purchased	61,071	209,853
Term loan, net of issuance costs	149,795	149,743
Accounts payable and accrued expenses	131,905	177,320
Payables to related parties	67,946	123,376
Total liabilities	7,339,450	6,749,342

Non-controlling interest – TS Hamilton Fund	73,613	172

Shareholders’ equity
Common shares:
Class A, authorized (2026 and 2025: 26,444,807), par value $0.01; issued and outstanding (2026 and 2025: 17,320,078)	173	173
Class B, authorized (2026 and 2025: 84,677,932), par value $0.01; issued and outstanding (2026: 65,890,659 and 2025: 66,305,707)	659	663
Class C, authorized (2026 and 2025: 15,403,649), par value $0.01; issued and outstanding (2026 and 2025: 15,403,649)	154	154
Additional paid-in capital	1,126,425	1,134,985
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	1,727,866	1,690,565
Total shareholders' equity	2,850,836	2,822,099

Total liabilities, non-controlling interest, and shareholders' equity	$10,263,899	$9,571,613

Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except for per share amounts)	2026	2025	2026	2025
Revenues
Gross premiums written	$831,041	$712,026	$1,771,152	$1,555,332
Reinsurance premiums ceded	(209,346)	(155,712)	(495,797)	(395,143)
Net premiums written	621,695	556,314	1,275,355	1,160,189

Net change in unearned premiums	(35,688)	(45,151)	(118,833)	(150,098)
Net premiums earned	586,007	511,163	1,156,522	1,010,091

Net realized and unrealized gains (losses) on investments	227,856	208,034	378,933	456,828
Net investment income (loss)	24,440	21,067	50,469	39,994
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	252,296	229,101	429,402	496,822

Other income (loss)	3,904	5,014	10,655	9,676
Net foreign exchange gains (losses)	(2,629)	(4,513)	1,905	(7,039)
Total revenues	839,578	740,765	1,598,484	1,509,550

Expenses
Losses and loss adjustment expenses	361,489	269,928	686,274	665,163
Acquisition costs	145,423	122,815	289,929	239,696
General and administrative expenses	66,931	68,828	128,395	131,530
Amortization of intangible assets	3,700	4,004	7,720	7,895
Interest expense	4,762	4,729	9,538	10,331
Total expenses	582,305	470,304	1,121,856	1,054,615

Income (loss) before income tax	257,273	270,461	476,628	454,935
Income tax expense (benefit)	2,470	2,675	4,793	5,882
Net income (loss)	254,803	267,786	471,835	449,053

Net income (loss) attributable to non-controlling interest	111,021	80,371	194,515	180,765

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$143,782	$187,415	$277,320	$268,288

Per share data
Basic income (loss) per share attributable to common shareholders	$1.45	$1.85	$2.79	$2.64
Diluted income (loss) per share attributable to common shareholders	$1.42	$1.79	$2.73	$2.56

Non-GAAP Financial Measures Reconciliation

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements that management uses to assess our operating results are considered non-GAAP financial measures under Regulation G and Item 10(e) of Regulation S-K, each promulgated by the SEC. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included below.

Operating Income (Loss) Attributable to Common Shareholders, Operating Income (Loss) Attributable to Common Shareholders per Common Share - Diluted and Operating Return on Average Common Shareholders' Equity - Annualized

Operating income (loss) attributable to common shareholders, as used herein, differs from net income (loss) and other comprehensive income (loss) attributable to common shareholders, which we believe is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on fixed maturity and short term investments, and net foreign exchange gains and losses. We also use operating income (loss) attributable to common shareholders to calculate operating income (loss) attributable to common shareholders per common share - diluted and operating return on average common shareholders' equity - annualized.

We believe that operating income (loss) attributable to common shareholders, operating income (loss) attributable to common shareholders per common share - diluted and operating return on average common shareholders' equity - annualized are meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance.

The following tables are a reconciliation of: net income (loss) and other comprehensive income (loss) attributable to common shareholders to operating income (loss) attributable to common shareholders; net income (loss) and other comprehensive income (loss) attributable to common shareholders per common share - diluted to operating income (loss) attributable to common shareholders per common share - diluted; and return on average common shareholders' equity - annualized to operating return on average common shareholders' equity - annualized. Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

Operating Income (Loss) Attributable to Common Shareholders, Operating Income (Loss) Attributable to Common Shareholders per Common Share - Diluted and Operating Return on Average Common Shareholders' Equity - Annualized (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except for per share amounts)	2026	2025	2026	2025
Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$143,782	$187,415	$277,320	$268,288
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	5,241	(1,343)	2,332	(867)
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	6,529	(28,782)	47,171	(63,269)
Net foreign exchange (gains) losses	2,629	4,513	(1,905)	7,039
Operating income (loss) attributable to common shareholders	$158,181	$161,803	$324,918	$211,191

Net income (loss) and other comprehensive income (loss) attributable to common shareholders per common share - diluted	$1.42	$1.79	$2.73	$2.56
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	0.05	(0.01)	0.02	(0.01)
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	0.06	(0.27)	0.46	(0.60)
Net foreign exchange (gains) losses	0.03	0.04	(0.01)	0.06
Operating income (loss) attributable to common shareholders per common share - diluted	$1.56	$1.55	$3.20	$2.01

Return on average common shareholders' equity - annualized	20.6%	30.2%	19.6%	22.0%
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	0.8%	(0.2)%	0.2%	(0.1)%
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	0.9%	(4.6)%	3.3%	(5.2)%
Net foreign exchange (gains) losses	0.4%	0.7%	(0.2)%	0.6%
Operating return on average common shareholders' equity - annualized	22.7%	26.1%	22.9%	17.3%
(1) Fixed income portfolio managed by our external investment managers only

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2026	2025	2026	2025
Underwriting income (loss)	$29,112	$67,459	$86,695	$9,199
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	252,296	229,101	429,402	496,822
Net foreign exchange gains (losses)	(2,629)	(4,513)	1,905	(7,039)
Corporate expenses	(13,044)	(12,853)	(24,116)	(25,821)
Amortization of intangible assets	(3,700)	(4,004)	(7,720)	(7,895)
Interest expense	(4,762)	(4,729)	(9,538)	(10,331)
Income tax (expense) benefit	(2,470)	(2,675)	(4,793)	(5,882)
Net income (loss), prior to non-controlling interest	$254,803	$267,786	$471,835	$449,053

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily compromised of performance and management fees earned by the Bermuda segment that were generated by our third party capital manager, Ada Capital Management Limited, and fees earned by the International segment for management services provided to consortia and third party syndicates. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2026	2025	2026	2025
Third party fee income	$3,904	$5,014	$10,655	$9,676
Other income (loss)	$3,904	$5,014	$10,655	$9,676

Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 8, Segment Reporting in the unaudited condensed consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2026	2025	2026	2025
Other underwriting expenses	$53,887	$55,975	$104,279	$105,709
Corporate expenses	13,044	12,853	24,116	25,821
General and administrative expenses	$66,931	$68,828	$128,395	$131,530
Other Underwriting Expense Ratio

Other Underwriting Expense Ratio is a measure of the other underwriting expenses (net of third party fee income) incurred by the Company and is expressed as a percentage of net premiums earned.
Loss Ratio

Attritional Loss Ratio – current year is the attritional losses incurred by the company relating to the current year divided by net premiums earned.

Attritional Loss Ratio – prior year development is the attritional losses incurred by the company relating to prior years divided by net premiums earned.

Catastrophe Loss Ratio – current year is the catastrophe losses incurred by the company relating to the current year divided by net premiums earned.

Catastrophe Loss Ratio – prior year development is the catastrophe losses incurred by the company relating to prior years divided by net premiums earned.
Combined Ratio

Combined Ratio is a measure of our underwriting profitability and is expressed as the sum of the loss and loss adjustment expense ratio, acquisition cost ratio and other underwriting expense ratio. A combined ratio under 100% indicates an underwriting profit, while a combined ratio over 100% indicates an underwriting loss.

Special Note Regarding Forward-Looking Statements

This information includes “forward looking statements” pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” “forecasts,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear in a number of places throughout and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, business plans (including syndicate capacity forecasts), and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained herein. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), our other subsequent periodic reports filed with the Securities and Exchange Commission and the following:

•challenges from competitors, including those arising from industry consolidation, alternative capital and technological advancements, including the increasing use of advanced analytics and artificial intelligence;
•unpredictable events, including natural catastrophes and man‑made disasters, global climate change and emerging claim, litigation and coverage issues that may increase loss severity or expand coverage obligations;
•our ability, or that of the third parties on which we rely, to ensure reserves are adequate to cover actual losses and to accurately assess underwriting risk, models, assumptions, data quality and the pricing of risks, particularly in long‑tail, low‑frequency or emerging lines of business;
•our ability to defend and protect our intellectual property rights, including our proprietary technology platforms and data, to comply with obligations under license and technology agreements or to obtain or renew licenses to technology or data on reasonable terms;
•the impact of risks associated with human error, misconduct or fraud, model uncertainty, cybersecurity threats such as cyber‑attacks and security breaches, misuse of artificial intelligence and our reliance on third‑party information technology systems that may fail, be disrupted or require replacement;
•our ability to secure necessary credit facilities, letters of credit or other forms of financing or collateral on favorable terms or at all;
•our limited financial and operational flexibility due to covenants and other restrictions in our existing or future credit facilities and debt arrangements;
•our exposure to the credit risk of insurance and reinsurance intermediaries on which we rely for the collection of premiums and payment of claims;
•our failure to pay claims in a timely manner, significant reserve strengthening, or the need to sell investments under unfavorable market or other conditions in order to meet liquidity requirements;
•downgrades, potential downgrades or other negative actions by rating agencies, including changes in rating agency methodologies;
•our ability to manage risks associated with adverse macroeconomic conditions, geopolitical instability and global events, including current or anticipated military conflicts, public health crises, terrorism, sanctions, inflation, rising interest rates, energy price volatility and other disruptions;
•the cyclical nature of the insurance and reinsurance business, which may result in declines in pricing and more competitive terms and conditions;
•our results of operations fluctuating significantly from period to period and not being indicative of our long‑term prospects;

•our ability to execute our strategy and to adapt our business and strategic plans in response to changing market, regulatory and competitive conditions;
•our dependence on key executives and other personnel, including the potential loss of Bermudian or other critical personnel, and our ability to attract and retain qualified employees in highly competitive labor markets;
•foreign operational risks, including foreign currency risk, political instability, regulatory uncertainty and differing legal regimes in jurisdictions where we operate;
•our ability to identify, execute and integrate growth opportunities, including acquisitions or other strategic transactions, and to realize the anticipated benefits of such initiatives;
•risks arising from our management of alternative reinsurance platforms and vehicles for third‑party investors;
•our inability to control the asset allocation, investment decisions or performance of the Two Sigma Hamilton Fund, LLC (the “TS Hamilton Fund”) and our limited ability to withdraw capital from the TS Hamilton Fund;
•conflicts of interest, governance, operational or regulatory risks involving Two Sigma Investments, LP (“Two Sigma”), the TS Hamilton Fund or their respective affiliates that could adversely affect investment performance or our business;
•the historical performance of Two Sigma or the TS Hamilton Fund not being indicative of future performance or our future results;
•risks associated with our investment strategy, including the use of leverage, derivatives, illiquid assets and concentration risk, which may be greater than those faced by some of our competitors;
•our potentially becoming subject to additional or increased taxation, including U.S. federal income tax, Bermuda tax or other taxes, as a result of changes in tax laws, interpretations or our operations;
•the potential classification of us or our subsidiaries as a passive foreign investment company or becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act;
•our ability to compete effectively in a highly regulated industry in light of new or changing domestic or international laws and regulations, including accounting standards and evolving regulatory interpretations;
•the suspension, limitation or revocation of licenses or approvals required by our insurance and reinsurance subsidiaries;
•significant legal, regulatory or governmental proceedings or investigations;
•restrictions on our insurance and reinsurance subsidiaries’ ability to pay dividends or make other distributions to us;
•challenges and costs associated with compliance with public company disclosure, governance and internal control requirements;
•the limited ability of investors to influence corporate matters due to our multi‑class share structure and the voting provisions in our Bye‑laws;
•the risk that anti‑takeover provisions in our Bye‑laws or Bermuda law could discourage, delay or prevent a change in control, even if beneficial to shareholders; and
•difficulties investors may face in enforcing judgments or protecting their interests against us or our directors and officers.

There may be other factors that could cause our actual results to differ materially from the forward-looking statements. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties.

You should read this information completely and with the understanding that actual future results may be materially different from expectations. We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained herein apply only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor contact:
Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com